Exhibit 10.27

RESTRICTED STOCK AGREEMENT

Qualified Retirement

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the effective date set forth on the attached notice of grant (the “Grant Notice”), between GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and the employee whose name is set forth on the Grant Notice (“Employee”).

1. Award. Pursuant to the GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN, as amended (the “Plan”), the number of shares (the “Restricted Shares”) of the Company’s common stock set forth in the Grant Notice shall be issued as hereinafter provided in Employee’s name, subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by Employee (which shall be demonstrated by Employee’s execution of the Grant Notice) and upon satisfaction of the conditions of this Agreement and the Grant Notice. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. The Plan and the Grant Notice are incorporated herein by reference as a part of this Agreement. Employee agrees to comply with the Additional Employee Obligations (as hereinafter defined).

2. Restricted Shares. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee’s employment with the Company for any reason other than Qualified Retirement (as hereinafter defined), death or Disability (as hereinafter defined), Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. In the case of a Qualified Retirement, if Employee fails to comply with the Additional Employee Obligations continuously from the date of the termination of his employment as a result of a Qualified Retirement until the Compliance Expiration Date (as hereinafter defined), Employee shall, for no consideration, forfeit to the Company all the Restricted Shares to the extent subject to the forfeiture restrictions on the date of such termination. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment, or thereafter in the case of non-compliance with the Additional Employee Obligations following termination of employment as a result of a Qualified Retirement, are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares. For purposes of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(i) “Additional Employee Obligations” shall mean those obligations of Employee to the Company and its Affiliates that apply during or after Employee’s employment by the Company as set forth in Exhibit A attached hereto and incorporated herein by reference as a part of this Agreement.

(ii) “Affiliate” shall have the meaning set forth in the Plan.

(iii) “Board” shall mean the Board of Directors of the Company.

(iv) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(v) “Committee” shall mean the committee of the Board that is selected by the Board to administer the Plan as provided in Paragraph IV(a) of the Plan.

(vi) “Compliance Expiration Date” shall mean the date that is two years following the effective date of the termination of Employee’s employment with the Company or, if earlier, the date of Employee’s death or Disability after a Qualified Retirement.

(vii) “Disability” shall mean that Employee has become disabled within the meaning of section 409A(a)(2)(C) of the Code and applicable administrative authority thereunder.

(viii) “Qualified Retirement” shall mean the termination of Employee’s employment with the Company on a date that is on or after Employee’s attainment of age 63 and following Employee’s completion of at least 10 years of Service.

(ix) “Service” shall mean the years of service credited to Employee for vesting purposes under The Group 1 Automotive, Inc. 401(k) Savings Plan, as amended from time to time.

(b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the schedule set forth on the Grant Notice, provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date set forth on the Grant Notice. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date Employee’s employment with the Company is terminated by reason of death or Disability. Further notwithstanding the foregoing, in the event that Employee’s employment with the Company terminates as a result of a Qualified Retirement, all of the Restricted Shares that are then subject to the Forfeiture Restrictions shall remain subject to forfeiture under this Agreement until the Compliance Expiration Date and, upon the Compliance Expiration Date, provided that Employee has complied with the Additional Employee Obligations continuously from the date of the termination of his employment with the Company as a result of such Qualified Retirement until the Compliance Expiration Date, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions.

(c) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee’s name, pursuant to which Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions and provided further that dividends that are paid other than in shares of the Company’s stock shall be paid no later than the end of the calendar year in which the dividend for such class of stock is paid to stockholders of such class or, if later, the 15th day of the third month following the date the dividend is paid to stockholders of such class of stock). Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. On the date of this Agreement, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Employee is a party) in the name of Employee in exchange for the certificate evidencing the Restricted Shares. However, the Company, in its sole discretion, may elect to deliver the certificate either in certificate form or electronically to a brokerage account established for Employee’s benefit at a brokerage/financial institution selected by the Company. Employee agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the shares on Employee’s behalf.

(d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

3. Withholding of Tax/Tax Election. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations or make such other arrangements to satisfy such withholding obligation as the Company, in its sole discretion, may approve. In addition, the Company may withhold unrestricted shares of stock of the Company (valued at their fair market value on the date of withholding of such shares) otherwise to be issued upon the lapse of the Forfeiture Restrictions to satisfy its withholding obligations. If Employee makes the election authorized by section 83(b) of the Code in connection with the award of the Restricted Shares, Employee shall submit to the Company a copy of the statement filed by Employee to make such election.

4. Status of Stock. Employee agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state, or the Company’s Code of Conduct. Employee also agrees that (a) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee or a consultant of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or any successor corporation. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment or engagement as a consultant by the Company or affect in any way the right of the Company to terminate such employment or consulting relationship at any time. Unless otherwise provided in a written employment or consulting agreement or by applicable law, Employee’s employment or engagement as a consultant by the Company shall be on an at-will basis, and the employment and/or consulting relationship may be terminated at any time by either Employee or the Company for any reason whatsoever or no reason at all, with or without cause. Any question as to whether and when there has been a termination of such employment and/or consulting relationship, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

6. Notices. Any notices or other communications provided for in this Agreement must be provided in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at his principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal Employee offices.

7. Entire Agreement; Amendment. This Agreement and the documents incorporated by reference herein, including such documents referenced in Section 2(a)(i) above, replace and merge all previous agreements and discussions relating to the same subject matters between Employee and the Company and constitute the entire agreement between Employee and the Company with respect to the subject matters of this Agreement; provided, however, that the vesting terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company and Employee that provides for accelerated vesting of the Restricted Shares upon or after termination of employment. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matters hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

9. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

RESTRICTED STOCK AGREEMENT

Qualified Retirement Acknowledgement

IN WITNESS WHEREOF, the parties have executed this Agreement on this the      day of             , 20    .

Print Name	For Group 1 Automotive, Inc

Signature	Signature

EXHIBIT A

CONFIDENTIAL INFORMATION, NON-COMPETITION AND NON-SOLICITATION

1. Defined Terms; Employment Relationship. Capitalized terms used in this Exhibit A that are not defined in this Exhibit A shall have the meanings assigned to such terms in the Restricted Stock Agreement to which this Exhibit A is attached (the “Restricted Stock Agreement”). For purposes of this Exhibit A, Employee shall be considered to be in the employment of the Company as provided in Section 5 of the Restricted Stock Agreement.

As used herein, the following terms shall have the following meanings:

(a)	“Business” means the business of auto retailing (whether public or private), automobile dealership consolidation and any other business that is the same as, or competitive with, the business in which Employee was engaged during Employee’s employment by the Company and its Affiliates. Notwithstanding the foregoing, the “Business” shall not include automotive manufacturing or any business in which the Company and its Affiliates have permanently refrained from engaging.

(b)	“Restricted Area” means the geographic area within a 50-mile radius of any automotive dealership in which the Company or an Affiliate has an ownership interest as of the date of the termination of Employee’s employment by the Company, which such area includes, without limitation, the Louisiana parishes listed on Annex 1; provided, however, that the Restricted Area shall not include any area within the State of California.

2. Protection of Confidential Information. Except as required by law, Employee promises that Employee will not, at any time during or after Employee’s employment by the Company, make any unauthorized disclosure of any confidential information or trade secrets of the Company or its Affiliates, or make any use thereof, except in the carrying out of Employee’s responsibilities on behalf of the Company and its Affiliates. Employee also agrees to preserve and protect the confidentiality of confidential information and trade secrets belonging to third parties, such as customers, suppliers, partners, joint venturers of the Company and its Affiliates to the same extent, and on the same basis, as the Company’s and its Affiliates’ confidential information and trade secrets.1

3. Non-Competition; Non-Solicitation. As an express incentive for the Company to enter into the Restricted Stock Agreement, and in order to protect the Company’s and its Affiliates’ confidential information, goodwill and legitimate business interests, Employee expressly acknowledges and agrees that, until the Compliance Expiration Date, Employee will not, directly or indirectly, on Employee’s own behalf or on behalf of others:

(a)	within the Restricted Area, engage or carry on in the Business (other than on behalf of the Company or its Affiliates); for purposes of this Section 3(a),

employee acknowledges that the following constitute non-exclusive examples of engaging or carrying on in the Business, in violation of this agreement: rendering advice or services to, or otherwise assisting, any other person, association or entity that is engaged in, or planning to engage in, the Business in such a manner that Employee performs duties or services that are the same or similar to those duties or services that Employee performed on behalf of the Company and its Affiliates;

(b)	within the Restricted Area, solicit or attempt to solicit the business of any customer or client of the Company or its Affiliates with whom or which Employee has had any material business dealings during Employee’s employment by the Company and its Affiliates for the furtherance of, or on behalf of, a competitive business or a competitive activity; and

(c)	encourage or induce any current or former employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates or offer employment, retain, hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with the Company or any of its Affiliates; provided, however, that nothing in this subsection (c) shall prohibit Employee from offering employment to any prior employee of the Company or any of its Affiliates who was not employed by the Company or any of its Affiliates at any time in the twelve (12) months prior to the termination of Employee’s employment by the Company.

Notwithstanding the foregoing, the provisions of Sections 3(a) and 3(b) above will not apply in that portion of the Restricted Area, if any, located within the State of Oklahoma. Instead, Employee agrees that, within that portion of the Restricted Area that is located within the State of Oklahoma, in addition to the restrictions set forth in Section 3(c) above, Employee shall not directly or indirectly solicit the sale of goods, services or a combination of goods and services from the established customers of the Company and its Affiliates. In addition, the provisions of Sections 3(a) and 3(b) above shall not apply following Employee’s termination of employment with the Company if such termination does not constitute a Qualified Retirement.

4. Employee’s Acknowledgements. Employee acknowledges and agrees that, during the course of Employee’s employment with the Company, Employee has been provided with the Company’s and its Affiliates’ confidential information and become associated with the Company’s and its Affiliates’ goodwill. Employee further acknowledges and agrees that, as a consequence of Employee’s continued employment and entry into the Restricted Stock Agreement, Employee will receive benefits to which Employee was not otherwise entitled and will be provided with, and have access to, additional confidential information of the Company and its Affiliates and become further associated with, and will further build, customer relationships and the Company’s and its Affiliates’ goodwill. Employee acknowledges and agrees that: the provisions of this Exhibit A are no greater than necessary to protect the Company’s and its Affiliates’ legitimate business interests, including the protection of their confidential information, customer relationships and goodwill; the provisions of this Exhibit A create no undue hardship on Employee; and Employee is receiving sufficient consideration in exchange for Employee’s entry into this agreement. Employee further acknowledges and agrees that the restrictions set forth in this Exhibit A are reasonable and that Employee has had, or will have, responsibilities with regard to, and has received or will receive, confidential information about, the Business operated by the Company and its Affiliates throughout the Restricted Area.

5. Reformation. Notwithstanding the Employee’s acknowledgements in Section 4 above, if any of the restrictions hereunder are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, Employee and the Company intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, Employee and the Company intend to make this provision enforceable under the law or laws of all applicable States and other jurisdictions so that the entire agreement not to compete and this Exhibit A as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.

Annex 1

Louisiana Parishes

[Select which of the following parishes are within, or reasonably expected to be within, the 50-mile radius described above]

[Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell, Cameron, Catahoula, Claiborne, Concordia, De Soto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson, Jefferson David, La Salle, Lafayette, Lafourche, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermillion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana, Winn.]